EXHIBIT 4.8

(FORM OF STOCK CERTIFICATE - FRONT SIDE)

NUMBER                                                                                                                                   SHARES

CENTERSTATE BANK CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP 15201P 10 9

THIS CERTIFIES THAT:

IS THE OWNER OF:

FULLY PAID SHARES OF COMMON STOCK, $.01 PAR VALUE PER SHARE, OF

CENTERSTATE BANK CORPORATION

The shares represented by this Certificate are transferable only on the stock transfer books of the Company by the holder of record hereof, or by such holder’s duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Articles of Incorporation and Bylaws of the Company and any amendments thereto of which provisions the holder by acceptance hereof, assents.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officers and the seal of the Company to be affixed hereunto.

DATED:	COUNTERSIGNED:

TRANSFER AGENT AND REGISTRAR

By:
AUTHORIZED OFFICER

(SEAL)

CORPORATE SECRETARY	PRESIDENT
AND CHIEF EXECUTIVE OFFICER

(FORM OF STOCK CERTIFICATE - BACK SIDE)

The Company is authorized to issue shares of common stock and preferred stock, and series within the preferred stock. The Company will furnish the shareholders on request and without charge a full statement of the designations, relative rights, preferences and limitations applicable to each class, and the variations in rights, preferences, and limitations determined for each series.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT - Custodian
TEN ENT - as tenants by the entireties	(Cust) (Minor)
JT TEN - as joint tenants with right of	under Uniform Gifts to Minors
survivorship and not as tenants	Act
in common	(State)

Additional abbreviations may also be used though not in the above list.

For Value Received,                              hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                                                                                                  Shares of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                                                                                                                              Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed

By
The Signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved Signature Guarantee Medallion Program), pursuant to SEC Rule 17Ad-15.